EXHIBIT 23.3

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 1 to the Registration
Statement on Form S-4 of our report dated March 17, 2006 (Except for Note Q, as to which the date is July 20, 2006), relating to the financial statements of
Firestone Communications, Inc. as of December 31, 2005 and 2004 and for the
years then ended, which is contained in this Amendment No. 1 to the Registration
Statement on Form S-4. We also consent to the reference to us under the headings
"Experts" in such Registration Statement.

/s/ Whitley Penn LLP

Fort Worth, Texas
November 3, 2006